                                                                     Exhibit 8.2

                    [TO BE PLACED ON KLEHR, HARRISON, HARVEY,
                       BRANZBURG & ELLERS LLP LETTERHEAD]

                              [Form of Tax Opinion]

                             [_______________, 2005]

Electronics Boutique Holdings Corp.
931 South Matlack Street
West Chester, PA  19382

      RE:   AGREEMENT AND PLAN OF MERGER DATED AS OF APRIL 17, 2005

Ladies and Gentlemen:

      We have acted as counsel to Electronics Boutique Holdings Corp., a Delaware corporation (the "Company"), in connection with (i) the preparation and execution of the Agreement and Plan of Merger (the "Merger Agreement"), entered into as of April 17, 2005, by and among the Company, GameStop Corp., a Delaware corporation ("Game Stop"), GameStop, Inc., a Minnesota corporation, GSC Holdings Corp., a Delaware corporation and wholly owned subsidiary of GameStop, Inc. ("Holdco"), Cowboy Subsidiary LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdco, and Eagle Subsidiary LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdco and (ii) the preparation and filing of the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") included in the Registration Statement on form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

      In connection with this opinion, we have examined the Merger Agreement, the Proxy Statement/Prospectus and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, and the facts and representations concerning the Mergers that have come to our attention during our engagement, (ii) the validity and accuracy of the representations and covenants made to us in the certificate of officers of the Company, Gamestop and Holdco (the "Representation Letters"), (iii) that the Mergers will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus, (iv) that the parties to the Merger Agreement will complete all actions as represented in the Representation Letters or as agreed to in the Merger Agreement that are to be completed after the Closing Date, and (v) that there are no other agreements relating to the Mergers other than the Merger Agreement and documents incorporated therein by reference.

Electronic Boutique Holdings Corp.
______, 2005
Page 2


      In our opinion, subject to the assumptions set forth herein and the assumptions and qualifications set forth in the Proxy Statement/Prospectus, the discussion set forth in the Proxy Statement/Prospectus under the heading "THE MERGER - Material United States Federal Income Tax Consequences" to the extent that such discussion relates to matters of United States federal income tax law, is accurate in all material respects.

      Our opinion does not address U.S. federal income tax consequences which may vary with, or are contingent upon, a stockholder's individual circumstances. In addition, our opinion does not address any non-income tax or any foreign, state or local tax consequences of the Mergers.

      This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in (i) applicable law or (ii) any information, document, corporate record, covenant, statement, representation or assumption stated herein which becomes untrue or incorrect.

      This opinion has been prepared for you in connection with the Mergers. The use of this opinion is limited to the Company and its stockholders. It may not be relied upon, assigned, quoted, or otherwise used in any manner or for any purpose by any other person or entity without our prior written consent. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Proxy Statement/Prospectus and to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,



                                      KLEHR, HARRISON, HARVEY,
                                      BRANZBURG & ELLERS LLP


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